UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2015

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35877	46-1347456
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1906 Towne Centre Blvd, Suite 370 Annapolis,

Maryland 21401

(Address of principal executive offices)

(410) 571-9860

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On July 16, 2015, Hannon Armstrong Sustainable Infrastructure Capital, Inc. (the “Company”) and certain of its subsidiaries entered into (i) a fourth amendment (the “G&I Loan Amendment”) to that certain Amended and Restated Loan Agreement (G&I), dated as of August 12, 2014, as amended (the “G&I Loan Agreement”) with Bank of America, N.A. in its capacities as administrative agent and lender and (ii) a fourth amendment (the “PF Loan Amendment” and together with the G&I Loan Amendment, the “Loan Amendments”) to that certain Amended and Restated Loan Agreement (PF), dated as of August 12, 2014, as amended (the “PF Loan Agreement” and together with the G&I Loan Agreement, the “Loan Agreements”) with Bank of America, N.A. in its capacities as administrative agent and lender.

Pursuant to the G&I Loan Amendment, the lender agreed to (i) increase the Maximum Loan Amount (as defined therein) from $100 million to $150 million under the G&I Loan Agreement; and (ii) upsize the maximum advances allowed under the G&I Loan Agreement to $450 million. Under the Loan Amendments, loans bear interest at a rate equal to the London Interbank Offered Rate (“LIBOR”) plus 1.50% or, under certain circumstances, 1.50% plus the highest of (i) the Federal Funds Rate plus 0.50%, (ii) the rate of interest publicly announced by Bank of America from time to time as its “prime rate”, and (iii) LIBOR plus 1.00%.

The amount eligible to be drawn under the Loan Agreements for purposes of any financing of the Company proposed to be included in the borrowing base as collateral is based on a discount to the value of each investment or an applicable valuation percentage. Pursuant to the G&I Loan Amendment, the applicable valuation percentage for non-delinquent investments under the G&I Loan Agreement will be 85% in the case of a U.S. Federal Government obligor, 80% in the case of an institutional obligor or a state and local obligor, and with respect to other obligors or in certain circumstances, such other percentage as the administrative agent may prescribe.

As part of the G&I Loan Amendment, the Company entered into the Reaffirmation of Guaranty, dated July 16, 2015 (the “G&I Guaranty Reaffirmation”), related to the G&I Loan Agreement. Additionally, in connection with the G&I Loan Amendment, the Company has agreed to pay a commitment fee of $375,000 to the lender.

Copies of the G&I Loan Amendment, PF Loan Amendment and G&I Guaranty Reaffirmation are attached as Exhibits 1.1, 1.2 and 1.3, respectively, to this Current Report on Form 8-K. The foregoing descriptions of the G&I Loan Amendment, PF Loan Amendment and G&I Guaranty Reaffirmation are not complete and are qualified in their entirety by reference to the full text of the G&I Loan Amendment, PF Loan Amendment and G&I Guaranty Reaffirmation.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Amendment No. 4 to Amended and Restated Loan Agreement (G&I) and Amendment No. 3 to Amended & Restated Intercreditor Agreement, dated July 16, 2015

1.2	Amendment No. 4 to Amended and Restated Loan Agreement (PF), dated July 16, 2015

1.3	Reaffirmation of Guaranty (G&I), dated July 16, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE, INC.

By:	/s/ Steven L. Chuslo
	Name:	Steven L. Chuslo
	Title:	Executive Vice President and General Counsel

Date: July 16, 2015